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                                                                   EXHIBIT 21



                                SUBSIDIARIES OF THE REGISTRANT


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ENTITY                                                          JURISDICTION            OWNERSHIP
Worthen National Bank of Arkansas, Little Rock                  United States              100.0%
    Worthen Investments, Inc. (1)                               Arkansas                   100.0%
    Worthen Mortgage Company (1)                                Arkansas                   100.0%
    The Union Modern Mortgage Corporation(1)                    Arkansas                   100.0%
    U. N. Service Corporation(1)                                Arkansas                   100.0%
Worthen National Bank of Batesville                             United States              100.0%
Worthen National Bank of Conway                                 United States              100.0%
Worthen National Bank of Harrison                               United States              100.0%
Worthen National Bank of Hot Springs                            United States              100.0%
    WHS Appraisal Corp. (1)                                     Arkansas                   100.0%
Worthen National Bank of Newark                                 United States              100.0%
Worthen National Bank of Pine Bluff                             United States              100.0%
Worthen National Bank of Russellville                           United States              100.0%
Worthen National Bank of South Arkansas                         United States              100.0%
Worthen National Bank of Northwest Arkansas                     United States              100.0%
Worthen National Bank of Texas                                  Texas                      100.0%
Consumers Protective Life Insurance Company                     Arkansas                   100.0%
National Credit Corporation, an Industrial Loan Institution     Arkansas                    98.8%
Worthen Development Corporation, Inc.                           Arkansas                   100.0%
Worthen Financial Corporation                                   Arkansas                   100.0%
Worthen Services Corporation                                    Arkansas                   100.0%
Worthen Trust Company, Inc.                                     Arkansas                   100.0%


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(1) Subsidiary of the bank listed immediately above.

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